UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2025

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 5, 2025, the Company issued a press release announcing its operating results for the fiscal second quarter ended December 29, 2024, a copy of which is attached hereto as Exhibit 99.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 3, 2025, Unifi, Inc. issued a news release announcing that its wholly-owned subsidiary, Unifi Manufacturing, Inc. (together referred to as “UNIFI” or the “Company”), will be closing its facility in Madison, North Carolina, and transitioning those manufacturing operations to other production facilities in North and Central America. The footprint reduction will improve efficiency and allow for a significant increase in utilization rates at the other production facilities.

The consolidation of the Company’s yarn manufacturing operations is expected to result in the elimination of up to 250 positions at the Madison facility. The property is currently being marketed for sale and it is anticipated that operations at the Madison facility will cease by the end of September 2025. UNIFI expects to incur restructuring charges of approximately $5.0 million to $7.5 million related to the facility’s closure. The estimated range of restructuring charges includes $2.0 million to $3.5 million for equipment relocation or disposal costs, $2.0 million to $3.0 million of costs for employee retention or separation, and up to $1.0 million for other closure-related costs including asset impairment. UNIFI expects that the restructuring charges, other than any asset impairment, will consist of cash payments, which are anticipated to begin in the third quarter of fiscal 2025 and continue through the end of this calendar year. Total net book value of fixed assets associated with the Madison facility was $9.0 million as of December 29, 2024.

The aforementioned restructuring amounts represent the Company’s best estimates as of the filing date and such estimates are subject to change during the facility closing process.

Item 7.01. Regulation FD Disclosure.

On February 6, 2025, the Company will host a conference call to discuss its operating results for the fiscal second quarter ended December 29, 2024. A copy of the materials prepared for use by management during this conference call is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Unifi, Inc., dated February 5, 2025.

99.2	Earnings Call Presentation Materials.

99.3	News Release dated February 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date:	February 5, 2025	By:	/s/ ANDREW J. EAKER
Andrew J. Eaker Executive Vice President & Chief Financial Officer Treasurer